SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

BLUESCAPE OPPORTUNITIES ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-39666 (Commission File Number)	98-1547348 (I.R.S. Employer Identification No.)

200 Crescent Court, 19th Floor Dallas, Texas 75201 (Address of principal executive offices)		90069 (Zip Code)

(469) 398-2200

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one half of one redeemable warrant	BOAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	BOAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	BOAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously reported, on October 30, 2020, Bluescape Opportunities Acquisition Corp., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 57,500,000 units (the “Units”).

On November 12, 2020, the Company announced the closing of its sale of an additional, and final, 3,250,000 Units pursuant to the partial exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $32,500,000. Simultaneously with the partial exercise of the Over-Allotment Option, the Company sold an additional 650,000 private placement warrants to Bluescape Sponsor LLC and an investment fund managed by Zimmer Partners, LP, generating gross proceeds to the Company of $650,000. Following the closing of the Over-Allotment Option, an aggregate amount of $607,500,000 has been placed in the Company’s trust account established in connection with the IPO.

Item 9.01.	Financial Statements and Exhibits.

Exhibits
99.1	Unaudited Pro Forma Balance Sheet as of November 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020	BLUESCAPE OPPORTUNITIES ACQUISITION CORP.

	By:	/s/ C. John Wilder
	Name:	C. John Wilder
	Title:	Chief Executive Officer and Chairman of the Board of Directors